UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 4, 2007
Date of Report (Date of Earliest Event Reported)
ALLERGAN, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation)	1-10269 (Commission File Number)	95-1622442 (IRS Employer Identification Number)
2525 Dupont Drive
Irvine, California 92612
(Address of Principal Executive Offices) (Zip Code)
(714) 246-4500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Exhibit Index

Item 8.01. Other Events.
     On January 2, 2007, Allergan, Inc. (“Allergan”) consummated the acquisition of all of the outstanding capital stock of Groupe Cornéal Laboratoires and its subsidiaries (“Cornéal”) pursuant to a Stock Sale and Purchase Agreement (“Purchase Agreement”) dated October 31, 2006, by and among Allergan and Allergan Holdings France, SAS, an indirect wholly owned subsidiary of Allergan, on the one hand, and Waldemar Kita, the controlling stockholder of Cornéal, the European Pre-Floatation Fund II and the other minority stockholders of Cornéal, on the other hand.
     Under the Purchase Agreement, Allergan purchased the outstanding capital stock of Cornéal for an aggregate purchase price of EUR 177,200,219, or approximately $US 233,948,411, subject to possible post-closing adjustments based on a final determination of Cornéal’s debt and cash levels.
     The foregoing description of the Purchase Agreement and the transactions consummated thereby is qualified in its entirety by reference to the Purchase Agreement attached as Exhibit 10.1 to Allergan’s Current Report on Form 8-K filed November 2, 2006.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
2.1	Stock Sale and Purchase Agreement, dated October 31, 2006, by and among Allergan, Inc., Allergan Holdings France, SAS, Waldemar Kita, the European Pre-Floatation Fund II and the other minority stockholders of Cornéal (incorporated by reference to Exhibit 10.1 to Allergan’s Current Report on Form 8-K filed November 2, 2006).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLERGAN, INC.
Date: January 4, 2007	By:	/s/ Matthew J. Maletta
	Name:	Matthew J. Maletta
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Exhibit Index

Exhibit	Description of Exhibit
2.1	Stock Sale and Purchase Agreement, dated October 31, 2006, by and among Allergan, Inc., Allergan Holdings France, SAS, Waldemar Kita, the European Pre-Floatation Fund II and the other minority stockholders of Cornéal (incorporated by reference to Exhibit 10.1 to Allergan’s Current Report on Form 8-K filed November 2, 2006).